UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): April 25, 2007

                           SECURITY FEDERAL CORPORATION
              (Exact name of registrant as specified in its charter)

   South Carolina                    0-16120                  57-0858504
----------------------------    ------------------       --------------------
(State or other jurisdiction      (Commission               (IRS Employer
     of incorporation)            File Number)           Identification No.)

1705 Whiskey Road South, Aiken, South Carolina                  29801
--------------------------------------------------       --------------------
(Address of principal executive offices)                      (Zip Code)

      Registrant's telephone number (including area code):  (803) 641-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02  Results of Operations and Financial Condition
--------------------------------------------------------

     On April 25, 2007, Security Federal Corporation issued its earnings release for the fourth quarter and fiscal year ended March 31, 2007. A copy of the earnings release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits
--------------------------------------------

     (c)    Exhibits

     99.1   Press Release of Security Federal Corporation dated April 25,
            2007.

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                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                     SECURITY FEDERAL CORPORATION



Date: April 25, 2007                 By:/s/Roy G. Lindburg
                                        -----------------------------
                                        Roy G. Lindburg
                                        Treasurer and Chief Financial Officer

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                               Exhibit 99.1

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     Security Federal Corporation Announces Increase in Annual Earnings

AIKEN, S.C.--(BUSINESS WIRE)--Security Federal Corporation (OTCBB:SFDL -
News), the holding company of Security Federal Bank, today announced earnings for its fiscal year and for the fourth quarter of its fiscal year both ending March 31, 2007. The Company reported net income of $4.1 million or $1.59 per share (basic) for its fiscal year ending March 31, 2007, an 8.2% increase from net income of $3.8 million or $1.51 per share (basic) for its prior fiscal year ending March 31, 2006. This increase in net income is primarily a result of a $1.5 million or 9.1% increase in net interest income and a $1.2 million or 46.8% increase in non-interest income offset partially by a $2.1 million or 16.4% increase in general and administrative expenses for its fiscal year ending March 31, 2007 when compared to its fiscal year ending March 31, 2006. For the quarter ending March 31, 2007, net income was $1.1 million or $.42 per share (basic), a 12.8% increase from net income of $976,000 or $.38 per share (basic) for the quarter ending March 31, 2006. This increase in net income is primarily a result of a $577,000 or 91.5% increase in non-interest income and a $420,000 or 9.6% increase in net interest income partially offset by a $513,000 or 14.0% increase in general and administrative expenses.

Total assets at March 31, 2007 were $738.1 million compared to $658.7 million at March 31, 2006, an increase of 12.1% for the year. Net loans receivable increased $60.9 million or 16.2% to $436.0 million at March 31, 2007 from $375.1 million at March 31, 2006. Total deposits were $523.7 million at March 31, 2007 compared to $479.2 million at March 31, 2006, and increase of 9.3%. Federal Home Loan Bank Advances, other borrowings, and subordinated debentures increased $27.6 million or 19.9% to $166.3 million at March 31, 2007 from $138.7 million at March 31, 2006.

Security Federal Bank has eleven full service branches located in Aiken, Clearwater, Graniteville, Langley, Lexington, North Augusta, Wagener, and West Columbia, South Carolina. Additional financial services are offered through the Bank's three wholly owned subsidiaries, Security Federal Insurance Inc., Security Federal Investments Inc., and Security Federal Trust Inc.

For additional information contact Roy Lindburg, Chief Financial Officer, at
(803) 641-3070

Forward-looking statements:

Certain matters discussed in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company's mission and vision. These forward-looking statements are based upon current management expectations and may, therefore, involve risks and uncertainties. The Company's actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide variety or range of factors including, but not limited to, interest rate fluctuations; economic conditions in the Company's primary market area; demand for residential, commercial business and commercial real estate, consumer, and other types of loans; success of new products; competitive conditions between banks and non0-bank financial service providers; regulatory and accounting changes; technology factors affecting operations; pricing of products and services; and other risks detailed in the Company's reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ending March 31, 2006, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Accordingly, these factors should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements. The Company undertakes no responsibility to update or revise any forward-looking statement.

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                          SECURITY FEDERAL CORPORATION
                  UNAUDITED CONSOLIDATED FINANCIAL HIGHLIGHTS

                          INCOME STATEMENT HIGHLIGHTS

                 (In Thousands, except for Earnings per Share)

                                    Quarter Ended          Twelve Months
                                                                Ended
                                      March 31,              March 31,

                                  2007         2006       2007      2006
                               ------------------------ -------------------

Total interest income              $11,387      $8,945   $42,109   $32,617

Total interest expense               6,606       4,584    23,944    15,969
                               ------------------------ -------------------

Net interest income                  4,781       4,361    18,165    16,648

Provision for loan losses              150         165       600       660
                               ------------------------ -------------------

Net interest income after
 provision for loan losses           4,631       4,196    17,565    15,988

Gain on sale of loans                  165          93       461       467

Service fees on deposit accounts       374         257     1,240     1,132

Other income                           669         281     2,159     1,031

General and administrative
 expenses                            4,168       3,655    15,157    13,027
                               ------------------------ -------------------

Income before income taxes           1,671       1,172     6,268     5,591

Provision for income taxes             571         196     2,141     1,778
                               ------------------------ -------------------

Net income                          $1,100        $976    $4,127    $3,813
                               ======================== ===================

Earnings per share                   $0.42       $0.38     $1.59     $1.51
                               ======================== ===================

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                            BALANCE SHEET HIGHLIGHTS

                (In Thousands, except for Book Value per Share)


                                                  March 31,  March 31,
                                                     2007       2006
                                                  --------------------


Total assets                                      $738,100   $658,678

Cash and cash equivalents                           13,438     14,351

Total loans receivable, net                        436,038    375,109

Investment and mortgage- backed securities
                                                   249,750    238,433

Deposits                                           523,738    479,229

Borrowings                                         166,292    138,653

Shareholders' equity                                42,683     37,602

Book value per share                                $16.36     $14.82



Contact:
Security Federal Corporation
Roy Lindburg, 803-641-3070
Chief Financial Officer

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